Exhibit 10.5

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is entered into this 2nd day of August, 2006, by and between Dominion Homes, Inc. (hereinafter called the “Company”) and Jeffrey Croft (hereinafter called the “Employee”).

WHEREAS, Employee has been employed by the Company since March 6, 2006 as its President and Chief Operating Officer.

WHEREAS, the Company and the Employee previously entered into an employment agreement, effective March 6, 2006 (the “Agreement”).

WHEREAS, in light of current business conditions affecting the Company, Employee has offered to forego a guaranteed minimum bonus of $250,000 for 2006 set forth in the Agreement, and the Company has accepted this offer.

WHEREAS, the Company and Employee desire to amend the Agreement to reflect this change, as set forth herein.

NOW, THEREFORE, and in consideration of the mutual covenants herein contained, the adequacy of which is agreed to by the parties, the Company and the Employee hereby mutually agree as follows:

1. The following sentence shall be deleted from Paragraph 3, Compensation, of the Agreement:

“For 2006, however, Employee shall be entitled to receive a guaranteed minimum bonus of $250,000, subject to paragraphs 7 and 8 of this Agreement, to be paid at such time as annual incentive bonuses are paid for similarly situated executives of the Company.”

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment to Employment Agreement as of the date set forth above.

EMPLOYEE	DOMINION HOMES, INC.

/s/ Jeffrey Croft	/s/ Christine A. Murry
Jeffrey Croft	Christine A. Murry,
Vice President, Corporate Counsel and Secretary